UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 11, 2007

Fremont General Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-08007	95-2815260
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2425 Olympic Boulevard, 3rd Floor, Santa Monica, California		90404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 315-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2007, the Compensation Committee of the Board of Directors of Fremont General Corporation (the "Company") approved employment agreements with Alan W. Faigin, Senior Vice President, General Counsel and Chief Legal Officer, and Patrick E. Lamb, Senior Vice President (collectively, the "Employment Agreements"). Copies of the Employment Agreements are included as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated herein by reference. The Employment Agreements supersede the existing Management Continuity Agreements between the Company and Messrs. Faigin and Lamb.

The Employment Agreements, which are effective as of April 11, 2007, and have a term of 36 months to April 12, 2010. The material terms of these Employment Agreements provide for annual base salaries of $425,000 for each of Messrs. Faigin and Lamb. These base salaries will be reviewed annually, and may be increased at the Committee’s discretion. These executives also participate in all of the bonus and incentive compensation plans and programs generally available to the senior management of the Company, as well as other employee benefit plans maintained by the Company for its employees. In the event of an Involuntary Termination (as defined in the Employment Agreements), other than a voluntary termination or a termination by the Company for Cause (as defined in the Employment Agreements), but including death or total disability (a "Termination"), the Company will pay the executive officer (or his heirs) the equivalent of three years of base salary at the then current rate, along with an amount equal to the "Target" bonus amount of any annual and/or longer term incentive plan(s) then in effect of which the executive is a participant. In addition, upon such Termination the executive will continue to be provided welfare and other employee benefits for up to three years and the unvested and/or restricted portion of any restricted stock held by the executive at the time of such Termination will accelerate in full so as to become completely vested and/or unrestricted. The executive will also be entitled to a "gross-up payment" if any payments made upon a Termination are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Item No. Description

10.1 Employment Agreement, dated April 11, 2007, between the Company and Alan W. Faigin

10.2 Employment Agreement, dated April 11, 2007, between the Company and Patrick E. Lamb

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Forward-Looking Statements

This report may contain “forward-looking statements” which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and the Company’s currently reported results are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. These statements and the Company’s reported results are not guarantees of future performance and there can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially and adversely from the Company’s projected or reported results as a result of significant risks, uncertainties and assumptions that are difficult to predict, including:

• the impact of the Company’s withdrawal from the sub-prime residential real estate mortgage lending business;
• the probability of the completion of the proposed agreement to sell substantially all of the Company’s sub-prime residential real estate business and loans;
• changes in the interest rate and competitive environments;
• changes in general and specific economic conditions and trends;
• changes in asset and loan valuations and the costs of originating loans;
• changes in the volumes of loans originated, loans sold, the pricing of existing and future loans, and the values realized upon the sale of such loans;
• access to the necessary capital and deposit resources to fund loan originations and the condition of the whole loan sale and securitization markets;
• the impact of home price valuations and other changes in the commercial and residential real estate markets;
• the effect of litigation, state and federal legislation and regulations, and development of, and the variability in determining, the allowance for loan losses;
• the impact of the Cease and Desist Order issued by the Federal Deposit Insurance Corporation on the Company’s ability to conduct its business;
• the impact of changes in federal and state tax laws and interpretations, including tax rate changes;
• the ability to maintain an effective system of internal and financial disclosure controls, and to identify and remediate any control deficiencies, under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and
• other events and factors beyond our control.

For a more detailed discussion of risks and uncertainties, see the Company’s other public filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fremont General Corporation

April 17, 2007	By:	/s/ Louis J. Rampino

Name: Louis J. Rampino
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated April 11, 2007, between the Company and Alan W. Faigin
10.2	Employment Agreement, dated April 11, 2007, between the Company and Patrick E. Lamb